Exhibit 4.5

EXECUTION VERSION

LIQUIDIA TECHNOLOGIES, INC.

SEVENTH AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

February 2, 2018

i

3.6	Expenses	21
3.7	Entire Agreement; Termination of Prior Agreement; Amendments and Waivers	22
3.8	Severability	22
3.9	Aggregation of Stock	22
3.10	Amendment of Prior Agreement	22

ii

SEVENTH AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

This SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of February 2, 2018 (the “Effective Date”), by and among Liquidia Technology, Inc., a Delaware corporation (the “Company”), the investors listed on Schedule A hereto (each of which is herein referred to as an “Investor”), and the holders of the Company’s Class A Voting Common Stock, $0.001 par value per share (the “Class A Common Stock”) and/or the Company’s Class B Nonvoting Common Stock, $0.001 par value per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) listed on Schedule B hereto (each of which is herein referred to as a “Common Holder”).

RECITALS

WHEREAS, the Company, certain of the Investors (the “Prior Investors”) who are holders of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Stock”), Series A-1 Preferred Stock, par value $0.001 per share (the “Series A-1 Stock”), Series B Preferred Stock, par value $0.001 per share (the “Series B Stock”), Series C Preferred Stock, par value $0.001 per share (the “Series C Stock”), Series C-1 Preferred Stock, par value $0.001 per share (the “Series C-1 Stock”), Series D Preferred Stock, par value $0.001 per share (the “Series D Stock”), the Common Holders and holders of unsecured subordinated convertible promissory notes (the “Notes”) issued by the Company (collectively, the “Noteholders”) are parties to that certain Sixth Amended and Restated Investors’ Rights Agreement, dated as of July 17, 2017 (the “Prior Agreement”);

WHEREAS, the Company and certain of the Investors (the “New Investors”) have entered into that certain Series D Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), which provides for, among other things, the purchase by the New Investors of shares of Series D Preferred Stock of the Company (the “Series D Stock”) and the conversion of all principal and accrued interest due under the Notes into Series D Stock as full payment due thereunder and simultaneous termination of the Notes with no further force and effect;

WHEREAS, pursuant to Section 3.11 of the Prior Agreement, upon the conversion of each Noteholder’s Note, such Noteholder shall automatically become an Investor; and

WHEREAS, to induce the New Investors to enter into the Purchase Agreement and purchase shares of Series D Stock thereunder, the Company, the Prior Investors and the Common Holders desire to amend and restate the Prior Agreement in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Registration Rights.  The Company covenants and agrees as follows:

1.1                               Definitions.

(a)                                 The term “Act” means the Securities Act of 1933, as amended.

(b)                                 The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c)                                  The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof; provided, however, that the Common Holders shall not be deemed to be Holders for purposes of Sections 1.2, 1.4, 1.12, 2.1, 2.2, 2.4 and 3.7,

(d)                                 The term “Initial Offering” means the Company’s first underwritten public offering of its Common Stock under the Act.

(e)                                  The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(f)                                   The term “Preferred Stock” means the Company’s Series A Stock, Series A-1 Stock, Series B Stock, Series C Stock, Series C-1 Stock and Series D Stock.

(g)                                  The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Act, and the declaration or ordering of effectiveness of such Registration Statement.

(h)                                 The term “Registrable Securities” means (i) the Class A Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) the 3,146,610 shares of Common Stock issued to the Common Holders; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 1.2, 1.4, 1.12, 2.1, 2.2, 2.4 and 3.7; (iii) any shares of Common Stock purchased or acquired by any Investor subsequent to the date hereof; (iv) shares of capital stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clauses (i), (ii) and (iii) above; (v) shares into which the shares described in clauses (i), (iii) or (iv) above may be converted, reclassified, redesignated, subdivided, consolidated or otherwise changed; and (vi) shares of capital stock of the Company or any successor thereto received by the holders of Registrable Securities in a merger, consolidation or other reorganization of or including the Company; excluding in all cases, however, any Registrable Securities sold by a person or entity in a transaction in which his, her, or its rights under this Section 1 are not assigned.  The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(i)                                     The term “Registration Statement” means a registration statement filed by the Company with the SEC for a public offering and sale of Registrable

2

Securities or Common Stock by the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

(j)                                    The term “Required Holders” means the Holders of at least a majority of the Class A Common Stock issuable or issued upon conversion of the Series C Stock, Series C-1 Stock and Series D Stock held by all Holders.

(k)                                 The term “Rule 144” shall mean Rule 144 under the Act.

(l)                                     The term “SEC” shall mean the Securities and Exchange Commission.

1.2                               Request for Registration.

(a)                                 Subject to the conditions of this Section 1.2, if the Company shall receive, at any time after the earlier of (i) three years after the Effective Date or (ii) six (6) months after the effective date of the Initial Offering, a written request (a “Registration Request”) from the Required Holders that the Company file a Registration Statement covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $10,000,000, then the Company shall, within twenty (20) days of the receipt of the Registration Request, give written notice of such request to all Holders (a “Requested Registration Notice”), and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of after receipt of the Requested Registration Notice.

(b)                                 If the Required Holders intend to distribute the Registrable Securities covered by the Registration Request by means of an underwriting, they shall so advise the Company in the Registration Request and the Company shall include such information in the Requested Registration Notice.  In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Required Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Required Holders).  Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Required Holders).  In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

3

(c)           Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:

(i)            in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii)           after the Company has filed two (2) Registration Statements pursuant to this Section 1.2, and such Registration Statements have been declared or ordered effective and have remained effective for the time period required by Section 1.5(a)(i) below; or

(iii)          during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such Registration Statement to become effective; or

(iv)          if the Required Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(v)           if the Company shall furnish to Holders requesting a Registration Statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Required Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

1.3          Company Registration.

(a)           If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders including the Holders pursuant to Section 1.2) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration (a “Company Registration Notice”).  Upon the written request of each Holder given within

4

twenty (20) days after receipt of the Company Registration Notice, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b)           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof

(c)           Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering.  In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded.  Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders other than the Common Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders other than the Common Holders; third, to the Common Holders on a pro rata basis based on the total number of Registrable Securities held by the Common Holders and fourth, to any stockholder of the Company other than a Holder and/or Common Holder on a pro rata basis.  Notwithstanding the foregoing, in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering or (ii) any securities held by a party other than a Holder, including for this purpose any securities held by a Common Holder, be included in such offering if any Registrable Securities held by a Holder requesting registration are excluded from such offering.  For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

5

1.4          Form S-3 Registration.  In case the Company shall receive from the Holders of Registrable Securities (for purposes of this Section 1.4, the “Required Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders (an “S-3 Registration Request”), the Company shall:

(a)           promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders (an “S-3 Registration Notice”); and

(b)           use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of the S-3 Registration Notice; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

(i)            if Form S-3 is not available for such offering by the Holders;

(ii)           if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000;

(iii)          if the Company shall furnish to Holders requesting a Registration Statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the S-3 Registration Request, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);

(iv)          if the Company has, within the twelve (12) month period preceding the date of such request, already filed two (2) Registration Statements on Form S-3 for the Holders pursuant to this Section 1.4, and such Registration Statements have been declared or ordered effective and have remained effective for the time period required by Section 1.5(a)(i) below; or

6

(v)         in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required under the Act.

(c)           If the Required Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a).  The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

(d)           Subject to the foregoing, the Company shall file a Registration Statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Required Holders.  Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

1.5          Obligations of the Company.

(a)         Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(i)            prepare and file with the SEC a Registration Statement with respect to such Registrable Securities, use all commercially reasonable efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(ii)           prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement;

(iii)          furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv)          use all commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(v)           in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

7

(vi)          notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(vii)         furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters (a) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to each selling holder of Registrable Securities covered by such Registration Statement and (b) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters and to each selling holder of Registrable Securities covered by such Registration Statement;

(viii)        cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(ix)          provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(b)           In the event of any delay in filing or the suspension of effectiveness or use of any registration statement pursuant to this Section 1.5, the applicable time period during which such Registration Statement is to remain effective or updated shall be extended by that number of days equal to the number of days the filing, effectiveness, or use of such Registration Statement was suspended.

1.6          Information from Holder.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.7          Expenses of Registration.  All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $50,000) shall be borne by the Company.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of

8

a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata in proportion to the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

1.8          Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9          Indemnification.  In the event any Registrable Securities are included in a Registration Statement:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act, or such state securities laws, common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such Registration Statement a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws or otherwise in connection with the offering related to such Registration Statement; and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished to the Company in writing expressly for use in connection with such registration by the Holder, underwriter, controlling person or other aforementioned person seeking indemnification under this subsection 1.9(a); and provided further, that the foregoing indemnity agreement with respect

9

to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter or other aforementioned person, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or underwriter or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b)           To the extent permitted by law, each selling Holder (severally, and not jointly) will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such Registration Statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation or otherwise in connection with the offering related to such Registration Statement, in each case to the extent (and only to the extent) that the foregoing occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 1.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); and provided further, that in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder.

(c)          Promptly after receipt by a party entitled to indemnification under this Section 1.9 (an “Indemnified Party”) of notice of the commencement of any action (including any governmental action), such Indemnified Party will, if a claim in respect thereof is to be made against any party required to provide indemnification under this Section 1.9 (an “Indemnifying Party”), deliver to the Indemnifying Party a written notice of the commencement thereof.  The Indemnifying Party shall have the right to participate in and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnified Party (together with all other Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such

10

action, if prejudicial to its ability to defend such action, shall relieve such Indemnifying Party of liability to the Indemnified Party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the Indemnifying Party will not relieve it of any liability that it may have to any Indemnified Party otherwise than under this Section 1.9.  No Indemnifying Party in the defense of any claim or action shall consent to entry of any judgment without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld) and no Indemnified Party shall consent to entry of any such judgment without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld).  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and action resulting therefrom.

(d)           If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder.  The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.10        Reports Under the 1934 Act.  With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c)           furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective

11

date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11        Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, affiliate, parent, partner, stockholder, limited partner, member, retired partner or retired member of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least two percent (2%) of all then outstanding Registrable Securities, provided:  (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.12        Limitations on Subsequent Registration Rights.  From and after the Effective Date, the Company shall not, without the prior written consent of the Required Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

1.13        “Market Stand-Off” Agreement.  Solely in connection with the Initial Offering, the Holders, if requested by the Company and the managing underwriter of such Initial Offering pursuant to a Registration Statement, shall agree not to sell publicly or otherwise transfer or dispose of any Registrable Securities or other securities of the Company held by such Holders for a specified period of time (not to exceed the lesser of the then-customary lock up period or 180 days following the effective date of the Registration Statement related to the Initial Offering) as long as all executive officers and directors of the Company and holders of the Company’s securities representing more than 1% of the Company’s outstanding shares of Common Stock (calculated on a fully-diluted basis) enter into similar agreements; provided that all restrictions set forth in this Section 1.13 on all such Holders shall terminate and be of no further force or effect if any other Holder or any officer, director or other such holder is released from, or otherwise no longer bound by, such agreement or restrictions.  The Company shall place a legend on each certificate representing Registrable Securities that such Registrable Securities are subject to the “market stand-off” restrictions set forth in this Agreement.

12

1.14                        Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Section 1 (i) after five (5) years following the consummation of the Qualified Public Offering (as defined in the Company’s Restated Certificate (as defined below)), (ii) as to any Holder, such earlier time after the Initial Offering at which such Holder can sell all Registrable Securities held by such Holder (together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) in a single three (3)-month period without registration in compliance with Rule 144 or (iii) after the consummation of a Liquidation Event (as such teen is defined in the Restated Certificate, a “Liquidation Event”).

2.                                      Covenants of the Company.

2.1                               Delivery of Financial Statements.  The Company shall, upon request, deliver to each Investor (or transferee of an Investor) that holds at least 300,000 shares (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like) of the Preferred Stock (a “Major Investor”):

(a)                                 as soon as practicable, but in any event within one hundred fifty (150) days after the end of each fiscal year of the Company, consolidated and consolidating income statements for the Company and its subsidiaries for such fiscal year, consolidated and consolidating balance sheets of the Company and its subsidiaries, consolidated and consolidating statements of stockholders’ equity for the Company and its subsidiaries as of the end of such year, and consolidated and consolidating statements of cash flows for the Company and its subsidiaries for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b)                                 as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, consolidated and consolidating unaudited income statements for the Company and its subsidiaries, consolidated and consolidating statements of cash flows for the Company and its subsidiaries for such fiscal quarter and consolidated and consolidating unaudited balance sheets for the Company and its subsidiaries as of the end of such fiscal quarter;

(c)                                  within thirty (30) days of the end of each month, consolidated and consolidating unaudited income statements and statements of cash flows for the Company and its subsidiaries and consolidated and consolidating balance sheets for the Company and its subsidiaries for and as of the end of such month, in reasonable detail and compared against the then current budget for the Company and its subsidiaries;

(d)                                 as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year for the Company and its subsidiaries, prepared on a monthly basis, including consolidated and consolidating balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

(e)                                  as soon as practicable, but in any event at least sixty (60) days after the end of each fiscal year, a report and analysis from the Company’s Chief Executive Officer on

13

any variance between the actual performance by the Company and its subsidiaries for such fiscal year and the budget for the Company and its subsidiaries for such fiscal year.

2.2                               Inspection.  The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.  The provisions of this Section 2.2 shall not amend or alter any obligation of any Major Investor or the Company to exchange information, including trade secrets and confidential information, under any other agreement between a Major Investor and the Company.

2.3                               Termination of Information and Inspection Covenants.  The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earliest to occur of (i) the consummation of a Qualified Public Offering, as that term is defined in the Company’s Amended and Restated Certificate of Incorporation (as amended from time to time, the “Restated Certificate”), (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur or (iii) the consummation of a Liquidation Event other than an Asset Sale (as such term is defined in the Restated Certificate).

2.4                               Right of First Refusal.  Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Investor a right of first refusal with respect to each issuance by the Company of its Shares (as hereinafter defined).  For purposes of this Section 2.4, the term “Major Investor” includes any general partners and affiliates of a Major Investor.  A Major Investor shall be entitled to apportion the right of first refusal hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer or issue any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock or any shares of phantom stock or stock appreciation rights (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a)                                 The Company shall deliver a notice in accordance with Section 3.5 (“First Refusal Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.  If the consideration to be paid by others for such Shares is not cash, the fair market value of the consideration shall be determined in good faith by the Company’s Board of Directors and a reasonably detailed explanation of such determination of such value shall be included in the First Refusal Notice.  All Major Investors electing to participate in the purchase of such Shares shall be entitled to pay the cash equivalent thereof as so determined.

(b)                                 By written notification received by the Company within twenty (20) calendar days after the giving of a First Refusal Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the First Refusal Notice, up to that portion of

14

such Shares that equals the proportion that the number of shares of Common Stock (as to each Major Investor, its “Pro Rata Portion”) held by such Major Investor (assuming full conversion or exercise of all convertible or exercisable securities then held by such Major Investor and the satisfaction of all conditions precedent to convertibility or exercisability) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding and the satisfaction of all conditions precedent to convertibility or exercisability).  The Company shall promptly, in writing, inform each Major Investor that elects to purchase its full Pro Rata Portion of all the Shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise.  During the ten (10) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but which were not subscribed for by the Major Investors, which is equal to the proportion that the number of shares of Common Stock held by such Fully-Exercising Investor (assuming full conversion or exercise of all convertible or exercisable securities then held by such Fully-Exercising Investor and the satisfaction of all conditions precedent to convertibility or exercisability) bears to the total number of shares of Common Stock held by all Fully-Exercising Investors who wish to purchase such unsubscribed shares (assuming full conversion or exercise of all convertible or exercisable securities then held by all such Full-Exercising Investors and the satisfaction of all conditions precedent to convertibility or exercisability).

(c)                                  If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the final period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the First Refusal Notice.  If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d)                                 The right of first refusal in this Section 2.4 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options exercisable for shares of Common Stock) to employees, directors, consultants and other service providers under the Company’s 2004 Stock Option Plan, as amended, or the Company’s 2016 Equity Incentive Plan, as amended, for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Company’s Board of Directors; (ii) the issuance of securities pursuant to a Qualified Public Offering, as that term is defined in the Restated Certificate; (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the Effective Date or previously issued in a transaction to which the terms of this Section 2.4 were complied with; (iv) securities issued in connection with a bona fide business acquisition of another business entity by the Company other than for financing purposes, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, provided that such transaction is approved by the Company’s Board of Directors; (v) the issuance of securities issued or issuable pursuant to the exercise of warrants, options or other rights granted in connection with any loan arrangement, equipment lease, technology

15

license, vendor or customer relationship or similar non-equity financing transaction approved by the Board of Directors, provided, that the aggregate number of shares of capital stock of the Company issued or issuable pursuant to this clause (v) may not exceed 400,000 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like) (on a Common Stock equivalent basis); (vi) the issuance of any securities which, with the unanimous approval of the Board, are not offered to any existing shareholders or their affiliates, (vii) the issuance of any securities in connection with a stock split or dividend by the Company or (viii) the issuance of up to 137,423,317 shares of Series D Stock under the Purchase Agreement.  In addition to the foregoing, the right of first refusal in this Section 2.4 shall not be applicable with respect to any Major Investor in any subsequent offering of Shares if (i) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.

(e)                                  The rights provided in this Section 2.4 may not be assigned or transferred by any Major Investor; provided, however, that a Major Investor that is a venture capital fund may assign or transfer such rights to an affiliated venture capital fund.

(f)                                   The covenants set forth in this Section 2.4 shall terminate and be of no further force or effect upon the consummation of (i) a Qualified Public Offering, as that term is defined in the Restated Certificate, or (ii) a Liquidation Event other than an Asset Sale (as such term is defined in the Restated Certificate).

2.5                               Observer Rights.

(a)                                 As long as the Bill and Melinda Gates Foundation (“Foundation”) owns not less than 412,000 shares of Series C-1 Stock (or an equivalent amount of Class A Common Stock issued or issuable upon conversion thereof and, in any event, subject to appropriate adjustment for stock splits, stock dividends, combinations or the like), the Company and its majority-owned subsidiaries shall invite a representative of Foundation to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall provide copies of all minutes and consents of such Board of Directors to such representative; provided, however, that such representative shall agree to hold such information in confidence and trust; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets or a conflict of interest.

(b)                                 As long as Canaan VIII L.P. (“Canaan”) owns not less than 250,000 shares of Series C Stock (or an equivalent amount of Class A Common Stock issued or issuable upon conversion thereof and, in any event, subject to appropriate adjustment for stock splits, stock dividends, combinations or the like), the Company and its majority-owned subsidiaries shall invite a representative of Canaan to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall provide copies of all minutes and consents of such Board of Directors to such representative; provided, however, that such representative shall agree to hold such information in confidence and trust; and, provided

16

further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets.

(c)                                  As long as New Enterprise Associates 12, Limited Partnership, together with its affiliates, (“NEA”) owns not less than 250,000 shares of Series B Stock (or an equivalent amount of Class A Common Stock issued or issuable upon conversion thereof and, in any event, subject to appropriate adjustment for stock splits, stock dividends, combinations or the like), the Company shall provide copies of all minutes and consents of the Company’s Board of Directors to NEA; provided, however, that such representative shall agree to hold such information in confidence and trust; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets.

(d)                                 As long as A.M. Pappas Life Science Ventures IV, L.P. (“Pappas”) owns not less than 250,000 shares of Series C Stock (or an equivalent amount of Class A Common Stock issued or issuable upon conversion thereof and, in any event, subject to appropriate adjustment for stock splits, stock dividends, combinations or the like), the Company and its majority-owned subsidiaries shall invite a representative of Pappas to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall provide copies of all minutes and consents of such Board of Directors to such representative; provided, however, that such representative shall agree to hold such information in confidence and trust; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets.

(e)                                  As long as (I) Glaxo Group Limited (“GSK”) owns shares of Series C-1 Stock or Series D Stock (or shares of Class A Common Stock issued upon conversion thereof) that constitute at least 2.0% of the total number of shares of Class A Common Stock of the Company on a fully diluted and as-converted basis, and (II) GSK continues to have the right to exercise at least one of the Options (defined below) or has exercised an Option, (A) the Company and its majority-owned subsidiaries shall provide copies of financial reports and other management presentations to the Company’s Board of Directors (or to the Board of Directors of its majority-owned subsidiaries) and (B) the Company shall make available the Company’s chief executive officer and chief financial officer at mutually acceptable times/locations (including by telephonic means) with representative(s) of GSK at least once per calendar quarter upon reasonable prior notice from GSK; provided, however, that GSK shall agree to hold such information in confidence and trust; and, provided further, that the Company reserves the right to withhold any information if access to such information could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets or a conflict of interest.  The “Options” mean any of the Liquidia Respiratory Option or the Inhaled Option, as such terms are defined in the Inhaled Collaboration Agreement between GSK and the Company entered into on or about June 15, 2012 or the Vaccine Option, the Conjugation-by-Proxy Option,

17

the Right of First Refusal for Liquidia Live Replication Virus Vaccine, the Liquidia Pneumo Vaccine Option or the Liquidia Malaria Vaccine Option as such terms are defined in the Vaccines Collaboration Agreement between GSK and the Company entered into on or about June 15, 2012.  The rights in this Section 2.5(e) are personal to GSK and shall in no event be assignable to any person or entity without the express consent of the Company as may be determined in its sole discretion.

(f)                                   As long Xeraya LT Ltd, a Cayman Islands company (“Xeraya”), owns any shares of Series D Stock (or any shares of Class A Common Stock issued upon conversion thereof), the Company and its majority-owned subsidiaries shall invite a representative of Xeraya to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall provide copies of all minutes and consents of such Board of Directors to such representative; provided, however, that such representative shall agree to hold such information in confidence and trust; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets.

2.6                               Proprietary Information and Inventions Agreements.  The Company shall require all employees and consultants of the Company and its majority-owned subsidiaries with access to confidential information to execute and deliver a Proprietary Information and Inventions Agreement in substantially the form included in Section 2.13 of the Disclosure Schedules to the Purchase Agreement.

2.7                               Employee Agreements.  Unless approved by the Board of Directors of the Company, all future employees of the Company and its majority-owned subsidiaries who shall purchase, or receive options to purchase, shares of the Company’s Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (i) vesting of shares over a four-year period with the first 25% of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following 36 months thereafter and (ii) a 180-day lockup period in connection with the Company’s initial public offering.  The Company shall retain a right of first refusal on transfers of such shares and options until the Company’s initial public offering and the right to repurchase unvested shares at cost.

2.8                               Board Expenses.  The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors (including committees thereof) of the Company and each majority-owned subsidiary or in connection with other activities engaged in by such directors at the request of the Company or such subsidiary.

2.9                               Scientific Advisory Board.  As long as Canaan owns not less than 250,000 shares of Series C Stock (or an equivalent amount of Class A Common Stock issued or issuable upon conversion thereof and, in any event, subject to appropriate adjustment for stock splits, stock dividends, combinations or the like), the Company and each of its majority-owned subsidiaries shall invite a representative of Canaan to participate as a member of its Scientific

18

Advisory Board and shall reimburse such representative for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of such Scientific Advisory Boards or in connection with other activities engaged in by such representative at the request of the Company or such subsidiary.

2.10                        Spin-Offs.  The Company may develop a plan for assigning, licensing and/or sublicensing rights and assets to one or more separate wholly-owned subsidiaries formed for such purpose (each, a “SpinCo”).  If the Company transfers or otherwise distributes the equity interests of any SpinCo to the stockholders of the Company (through a dividend, distribution or otherwise), as a condition precedent to each such transaction, (i) such transfer or distribution shall have been approved by the Company’s Board of Directors and the requisite holders of Preferred Stock under the Restated Certificate, (ii) the equity interests shall be transferred or distributed to the holders of Common Stock and Preferred Stock based on the number of shares of Common Stock then held by each such holder (with the holders of Preferred Stock being treated as the holder of the number of shares of Common Stock into which such Preferred Stock is then convertible), and (iii) the Company shall have used its commercially reasonable efforts to minimize the tax impact of such transfer or distribution to its stockholders to the greatest extent possible.

2.11                        Insurance.  Each of the Company and its majority-owned subsidiaries shall maintain general liability and directors’ and officers’ liability insurance policies in each such case on terms and conditions that are acceptable to the board of directors of the Company and such subsidiary.

2.12                        Reservation of Common Stock.  The Company shall at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Class A Common Stock issuable from time to time upon such conversion.

2.13                        Directors’ Liability and Indemnification.  The Company’s and each of its majority-owned subsidiaries’ certificate of incorporation, bylaws, articles of association and other organizational documents shall provide (a) for elimination of the liability of directors to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company and its majority-owned subsidiaries to the maximum extent permitted by law.

2.14                        Qualified Small Business Stock.  The Company will use commercially reasonable efforts to cause the Preferred Stock to qualify as “Qualified Small Business Stock” under Section 1202 of the Internal Revenue Code of 1986, as amended.  The Company will use commercially reasonable efforts to comply with the reporting and record keeping requirements of Section 1202 of the Internal Revenue Code of 1986, as amended, any regulations promulgated thereunder and any similar state laws and regulations and to not repurchase any stock of the Company if such repurchase would cause such shares not to so qualify as “Qualified Small Business Stock.”

2.15                        Board of Director Approval.  The Company shall not, and shall not permit any majority-owned subsidiary to, without the approval of a majority of the Company’s Board of Directors:  (a) incur indebtedness, except in the ordinary course of business, or prepay any outstanding indebtedness, (b) make any loan or advance to an employee, except in the ordinary course of business as part of travel advances or similar expense advances, (c) guarantee any

19

indebtedness or obligation of any other party, except in the ordinary course of business, (d) make any material change in the nature of its business as presently conducted or presently contemplated to be conducted, (e) approve or pay any (i) discretionary or performance bonus or award to any executive officer of the Company or any majority-owned subsidiary thereof or (ii) severance or other similar payment upon termination of any relationship with the Company to any executive officer of the Company or any majority-owned subsidiary thereof, (f) hire any executive level employee, (g) lease or purchase real estate property, (h) approve any stock option or incentive stock grant or purchase or (i) enter into any obligation or commitment in excess of $250,000.

2.16                        Subsidiaries.  The Company will not, without the approval of the Company’s Board of Directors:  (a) organize or acquire any entity that is a subsidiary unless such subsidiary is wholly-owned by the Company, (b) permit any majority-owned subsidiary to consolidate or merge into or with any entity or sell or transfer all or substantially all its assets, except that the Company may permit a subsidiary to consolidate or merge into or with or sell or transfer assets to any other subsidiary or (c) sell or otherwise transfer any shares of capital stock of any subsidiary or other equity securities of any entity, except to the Company or another subsidiary, or permit any majority-owned subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any subsidiary or other equity securities of any entity or to sell all or substantially all of such subsidiary’s assets, except to the Company or another subsidiary.

2.17                        Convertible Securities.  Unless approved by a majority of the Company’s Board of Directors, the Company shall not issue or sell any securities convertible into, or exchangeable or exercisable for, any shares of its capital stock other than shares of Preferred Stock, unless the terms of such securities provide that such securities terminate in their entirety at the time of a Liquidation Event if they are not converted into, or exchanged or exercised for, shares of the Company’s capital stock immediately prior to such Liquidation Event

2.18                        Indemnification Matters.  The Company hereby acknowledges that one or more of its directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”).  The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to any such director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such director are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by any such director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such director to the extent legally permitted and as required by the Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such director), without regard to any rights such director may have against the Fund Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such director with respect to any claim for which such director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of

20

contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such director against the Company.

2.19                        Termination of Certain Covenants.  The covenants set forth in Sections 2.4 through 2.17 shall terminate and be of no further force or effect upon the consummation of (i) a Qualified Public Offering, as that term is defined in the Restated Certificate, or (ii) a Liquidation Event other than an Asset Sale, as such term is defined in the Restated Certificate.

3.                                      Miscellaneous.

3.1                               Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2                               Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

3.3                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5                               Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; provided that, notwithstanding the foregoing, no notice or communication may be effectively given under this Agreement by registered or certified mail to Morningside Venture Investments Limited and notice and communication shall only be effectively given by a nationally recognized overnight courier to Morningside Venture Investments Limited three (3) days after deposit with such courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice effectively given in accordance with this Section 3.5).

3.6                               Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable

21

attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7                               Entire Agreement; Termination of Prior Agreement; Amendments and Waivers.  This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.  Upon the execution and effectiveness of this Agreement, the Prior Agreement shall be terminated and of no further force or effect.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Required Holders; provided, however, that in the event that such amendment or waiver adversely affects the obligations or rights of a Holder in a different manner than the other Holders, such amendment or waiver shall also require the written consent of the holders of a majority in interest of the adversely affected Holders.  Notwithstanding the foregoing, (a) the provisions of Section 2.5(a) and this subsection (a) of this sentence of Section 3.7 may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Foundation; (b) the provisions of Section 2.5(b) and this subsection (b) of this sentence of Section 3.7 may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Canaan; (c) the provisions of Section 2.5(c) and this subsection (c) of this sentence of Section 3.7 may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of NEA; (d) the provisions of Section 2.5(d) and this subsection (d) of this sentence of Section 3.7 may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Pappas; and (e) the provisions of Section 2.5(f) and this subsection (e) of this sentence of Section 3.7 may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Xeraya.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Investor, each Common Holder, each holder of Registrable Securities, each future holder of Registrable Securities and the Company.

3.8                               Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its teens.

3.9                               Aggregation of Stock.  All shares of Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10                        Amendment of Prior Agreement.  The Prior Agreement is hereby amended and superseded in its entirety and restated herein.  Such amendment and restatement is effective upon the execution of this Agreement by the Company and the parties required for an amendment pursuant to Section 3.7 of the Prior Agreement.  Upon such execution, all provisions

22

of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety by the provisions hereof and shall have no further force or effect.  Each of the Company, the Common Holders and the Investors hereby expressly consents and agrees to this amendment and restatement of the Prior Agreement.

[The remainder of this page is intentionally left blank.]

23

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LIQUIDIA TECHNOLOGIES, INC.

By:	/s/ Neal Fowler
Name: Neal Fowler
Title: Chief Executive Officer

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
FOR LIQUIDIA TECHNOLOGIES, INC.

INVESTOR:

ALEXANDRIA VENTURE INVESTMENTS, LLC,
a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, managing member

By:	/s/ Aaron Jacobson
Name: Aaron Jacobson
Title: VP – Corporate Counsel

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
FOR LIQUIDIA TECHNOLOGIES, INC.

INVESTOR:

ALWP CAPITAL SPC LTD - ALWP DIVERSIFIED SEGREGATED PORTFOLIO FUND

By:	/s/ Leonardo Drago
Name: Leonardo Drago
Title: Chief Investment Officer

ALWP CAPITAL SPC LTD - ALWP CAPITAL GROWTH SEGREGATED PORTFOLIO FUND

By:	/s/ Leonardo Drago
Name: Leonardo Drago
Title: Chief Investment Officer

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
FOR LIQUIDIA TECHNOLOGIES, INC.

INVESTOR:

AMEREUS GROUP PTE LTD

By:	/s/ Zhang Xueqi
Name: Zhang Xueqi
Title: Director

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
FOR LIQUIDIA TECHNOLOGIES, INC.

INVESTOR:

A.M. PAPPAS LIFE SCIENCE VENTURES IV, L.P.

By: AMP&A Management IV, LLC
Its: General Partner

By:	/s/ Ford S. Worthy
Name: Ford S. Worthy
Title: Partner & CFO

INVESTOR:

PV IV CEO FUND, L.P.

By: AMP&A Management IV, LLC
Its: General Partner

By:	/s/ Ford S. Worthy
Name: Ford S. Worthy
Title: Partner & CFO

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
FOR LIQUIDIA TECHNOLOGIES, INC.

INVESTOR:

BILL & MELINDA GATES FOUNDATION

By:	/s/ Andrew Farnum
Name: Andrew Farnum
Title: Director, Program-Related Investments

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
FOR LIQUIDIA TECHNOLOGIES, INC.

INVESTOR:

RAJESH HARICHANDRA BUDHRANI

By:	/s/ Rajesh Harichandra Budhrani
Name: Rajesh Harichandra Budhrani

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
FOR LIQUIDIA TECHNOLOGIES, INC.

INVESTOR:

CANAAN VIII L.P.

By: Canaan Partners VIII LLC

By:	/s/ Dr. Stephen Bloch
Name: Dr. Stephen Bloch
Title: Member/Manager

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
FOR LIQUIDIA TECHNOLOGIES, INC.

INVESTOR:

GARDEN EAST LIMITED

By:	/s/ Lynn Chong
Name:	Lynn Chong
Title:	Authorized Signatory

By:	/s/ Elwes Yap
Name:	Elwes Yap
Title:	Authorized Signatory

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
FOR LIQUIDIA TECHNOLOGIES, INC.

INVESTOR:

GLAXO GROUP LIMITED

By:	/s/ Paul Williamson
Name:	Paul Williamson
Title:	Authorized Signatory

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
FOR LIQUIDIA TECHNOLOGIES, INC.

INVESTOR:

HEALTHIOS CAPITAL MARKETS, LLC

By:	/s/ David B. Loucks
Name:	David B. Loucks
Title:	CEO and President

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
FOR LIQUIDIA TECHNOLOGIES, INC.

INVESTOR:

HFA INVESTMENTS, LLC

By:	/s/ Jan Haas
Name:	Jan Haas
Title:	President

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
FOR LIQUIDIA TECHNOLOGIES, INC.

INVESTOR:

LEERINK REVELATION HEALTHCARE FUND I, LLC

By:	/s/ Zack Scott
Name:	Zack Scott
Title:	Managing Partner

INVESTOR:

ROB LIPPE

/s/ Rob Lippe
Rob Lippe

INVESTOR:

JUDITH A. MALINOSKI REVOCABLE TRUST,
AS AMENDED, DATED APRIL 28, 2009

By:	/s/ Judith A. Malinoski
Name:	Judith A. Malinoski
Title:	Trustee

INVESTOR:

MARIO FAMILY CREDIT LLC SERIES D

By: Melmotte LLC, its general partner

By:	/s/ Christopher B. Mario
Name:	Christopher B. Mario
Title:	Manager

INVESTOR:

MMIC INVESTMENT HOLDINGS

By:	/s/ Jason T. Sandner
Name:	Jason T. Sandner
Title:	CFO

INVESTOR:

MORNINGSIDE VENTURE INVESTMENTS LIMITED

By:	/s/ Louise Mary Garbario
Name:	Louise Mary Garbario
Title:	Authorized Signatory

By:	/s/ Jill Marie Franklin
Name:	Jill Marie Franklin
Title:	Authorized Signatory

INVESTOR:

MARY NAPIER

/s/ Mary Napier
Mary Napier

INVESTOR:

TOMAS NAVRATIL

/s/ Tomas Navratil
Tomas Navratil

INVESTOR:

NEA VENTURES 2006, LIMITED PARTNERSHIP

By:
By:

By:	/s/ Louis Citron
Name:	Louis Citron
Title:	Vice President

NEW ENTERPRISE ASSOCIATES 12, LIMITED PARTNERSHIP

By: NEA Partners 12, Limited Partnership, its general partner
By: NEA 12 GP, LLC, its general partner

By:	/s/ Louis Citron
Name:	Louis Citron
Title:	Authorized Signatory

INVESTOR:

JENNIE HUME ORR

/s/ Jennie Hume Orr
Jennie Hume Orr

INVESTOR:

PHARMACEUTICAL PRODUCT DEVELOPMENT, LLC

By:	/s/ B. Judd Hartman
Name:	B. Judd Hartman
Title:	Chief Administrative Officer and General Counsel

INVESTOR:

LUKAS ROUSH

/s/ Lukas Roush
Lukas Roush

INVESTOR:

SOVEREIGN’S CAPITAL II, LP

By:	/s/ Lukas Roush
Name:	Lukas Roush
Title:	Manager

INVESTOR:

MICHELE STONE

/s/ Michele Stone
Michele Stone

INVESTOR:

TRINITY HALL, CAMBRIDGE

By:	/s/ Paul Ffolkes Davis
Name:	Paul Ffolkes Davis
Title:	Bursar

INVESTOR:

THE UNIVERSITY OF NORTH CAROLINA AT CHAPEL HILL FOUNDATION, INC.

By:	/s/ Matthew M. Fajack
Name:	Matthew M. Fajack
Title:	Chief Financial Officer and Vice Chancellor for Finance and Administration

INVESTOR:

VELOCITY FINANCIAL GROUP, LLC

By:	/s/ Jan Haas
Name:	Jan Haas
Title:	President

INVESTOR:

WAKEFIELD GROUP III, LLC

By: Wakefield Ventures, LLC

By:	/s/ Anna Spangler Nelson
Name: Anna Spangler Nelson
Title: Manager

INVESTOR:

WAKEFIELD GROUP IV LLC

By:	/s/ Anna Spangler Nelson
Name: Anna Spangler Nelson
Title: Manager

INVESTOR:

WB THIRD LLC

By:	/s/ Henry N. Nassau
Name: Henry N. Nassau
Title: Manager

INVESTOR:

XERAYA LT LTD

By:	/s/ Fares Zahir
Name: Fares Zahir
Title: Director

INVESTOR:

ONG ZHEN YUAN

By:	/s/ Ong Zhen Yuan
Ong Zhen Yuan

INVESTOR:

1118 LIMITED

By:	/s/ Ajay Ajit Kumar Karsandas Hamlai
Name: Ajay Ajit Kumar Karsandas Hamlai
Title: Authorized Signatory

By:	/s/ Sujay Ajit Kumar Karsandas Hamlai
Name: Sujay Ajit Kumar Karsandas Hamlai
Title: Authorized Signatory

Schedule A

Investors

Alexandria Venture Investments, LLC

ALWP Capital SPC Ltd — ALWP Diversified Segregated Portfolio Fund

ALWP Capital SPC Ltd — ALWP Segregated Growth Segregated Portfolio Fund

Amereus Group Pte Ltd

A.M. Pappas Life Science Ventures IV, L.P.

Bill & Melinda Gates Foundation

Robert M. Brady

Canaan VIII L.P.

Alfred G. Childers

Don Denison

Garden East Limited

Glaxo Group Limited

Burton B. Goldstein, Jr.

Kathleen G. Goldstein

Green Family Trust U/T/A 11/6/95

Healthios Capital Markets, LLC

HFA Investments, LLC

Brent Jones

Greg Kopchinsky

Leerink Revelation Healthcare Fund I, LLC

Rob Lippe

Magellan’s Compass 1 Limited Partnership

Judith A. Malinoski Revocable Trust, as amended, dated April 28, 2009

Mario Family Credit LLC Series D

MMIC Investment Holdings

Morningside Venture Investments Limited

Mary Napier

Tomas Navratil

New Enterprise Associates 12, Limited Partnership

NEA Ventures 2006, Limited Partnership

Jennie Hume Orr

Pharmaceutical Product Development, LLC

PV IV CEO Fund, L.P.

Luke Roush

Sovereign’s Capital II, LP

Richard Stack and Nancy Stack, JT TEN

Starling Family Trust

Michele Stone

Trinity Hall, Cambridge

The University of North Carolina at Chapel Hill Foundation, Inc.

Velocity Financial Group, LLC

Wakefield Group III, LLC

Wakefield Group IV LLC

WB Third LLC

Michael S. Williams Revocable Trust

Xeraya LT Ltd

Ong Zhen Yuan

1118 Limited

Schedule B

Common Holders

Joseph M. DeSimone and Suzanne DeSimone, JT TEN

DeSimone Legacy Trust

Shumate Samulski Living Trust dated September 29, 2005